Exhibit 10.29

Date:	29 November 2021 To:

To:	TRANGLO SDN BHD

Unit 10-1, Tower 9, Avenue 5 Jalan

Kerinchi, Bangsar South 59200 Kuala

Lumpur, Malaysia

TNG FINTECH GROUP INC.

21/F Olympia Plaza 255

King’s Road

North Point, Hong Kong

Dear Sirs

SHAREHOLDERS’ AGREEMENT RELATING TO TRANGLO SDN BHD DATED 19 MARCH 2021 ENTERED INTO BETWEEN RIPPLE LABS SINGAPORE PTE. LTD., TRANGLO SDN BHD AND TNG FINTECH GROUP INC. (“SHA”) - SIDE LETTER (“LETTER”) TO THE SHA

1.	We, Ripple Labs Singapore Pte. Ltd., refer to the SHA. This Letter is supplemental to the SHA and capitalised terms used herein shall, unless otherwise defined or the context may otherwise require, bear the same meaning as ascribed in the SHA.

2.	Further to the Parties’ discussions on the appointment of the Ripple Executive Officer, we write to confirm the Parties’ mutual agreement that in respect of the first Ripple Executive Officer to be appointed:

(a)	instead of being employed directly by the Company, the Ripple Executive Officer will be an employee of the Investor who will be seconded to Tranglo Pte. Ltd., a wholly- owned subsidiary of the Company incorporated in Singapore (“TPL”), to perform the role of the Ripple Executive Officer; and

(b)	in connection with the above, the Ripple Executive Officer shall not be entering into a Ripple Executive Officer Service Agreement with the Company. Instead, the Investor, the Company and TPL will be entering into a separate agreement to govern the secondment arrangements of the Ripple Executive Officer (including but not limited to, the Ripple Executive Officer’s role and responsibilities in relation to the Company and Group, as well as benefits under the SHA).

For the avoidance of doubt, notwithstanding the foregoing, the Investor’s rights in relation to the appointment and removal of the Ripple Executive Officer pursuant to the terms of the SHA shall remain in full force and effect.

3.	Except to the extent expressly supplemented by this Letter, the terms and conditions of the SHA and all other instruments, agreements and documents executed thereunder or pursuant thereto shall remain unchanged and shall continue in full force and effect.

4.	The Agreement shall henceforth be read and construed in conjunction with the modifications effected by this Letter. The Agreement shall be read and construed as one instrument with this Letter to the extent applicable.

5.	In the case of a conflict or inconsistency between any provision of this Letter and the SHA, the terms of this Letter shall prevail and bind the Parties insofar as to resolve any such inconsistencies.

6.	Nothing contained in this Letter shall be interpreted as a waiver of any of the rights, powers, discretions or remedies of any of the Parties under or pursuant to the Agreement.

7.	Each Party represents and warrants to the other Party that:

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(a)	it has the requisite authority and power to enter into, exercise its rights and perform and comply with its obligations under this Letter; and

(b)	its obligations under this Letter are legal, valid, binding and enforceable in accordance with its terms.

8.	This Letter supersedes any other agreement, letter, correspondence (oral or written or expressed or implied) entered into prior to this Letter in respect of the matters dealt with in this Letter.

9.	This Letter may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each counterpart may be signed by a party or parties and transmitted by electronic or facsimile transmission which shall be valid and effectual as if executed as an original.

10.	A person who is not party to this Letter has no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Letter, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

11.	This Letter shall be governed by and construed in accordance with the laws of Singapore. Any dispute arising out of or in connection with this Letter shall be resolved in accordance with Clause 30.6 of the SHA.

FOR AND ON BEHALF OF

RIPPLE LABS SINGAPORE PTE. LTD.

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ACCEPTANCE

Date:	29 November 2021

To:	RIPPLE LABS SINGAPORE PTE. LTD.

We, the undersigned, hereby confirm our acknowledgement and agreement to the terms set out in your Letter dated 29 November 2021      above.

For and on behalf of

ACCEPTANCE

Date:	29 November 2021

To:	RIPPLE LABS SINGAPORE PTE. LTD.

We, the undersigned, hereby confirm our acknowledgement and agreement to the terms set out in your Letter dated 29 November 2021 above.

For and on behalf of

TNG FINTECH GROUP INC.

Name: Kong King Ong Alexander

Designation: Director